UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): (August 14, 2017) August 12, 2017

Global Medical REIT Inc.
(Exact name of registrant as specified in its charter)

Maryland	001-37815	46-4757266
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

  4800 Montgomery Lane, Suite 450

Bethesda, MD

20814

  (Address of Principal Executive Offices)
(Zip Code)

  (202) 524-6851

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective as of August 12, 2017, Global Medical REIT Inc., a Maryland corporation (the “Company”), removed Donald McClure from his positions as Chief Financial Officer and Treasurer of the Company. On August 13, 2017, the board of directors of the Company (the “Board”) appointed Robert Kiernan to serve as the new Chief Financial Officer and Treasurer of the Company, effective as of August 23, 2017. Prior to joining the Company, Mr. Kiernan, age 51, served as the Senior Vice President, Controller and Chief Accounting Officer of FBR & Co. (“FBR”) commencing in October 2007. Prior to joining FBR, Mr. Kiernan served as the Senior Vice President, Controller and Chief Accounting Officer of Arlington Asset Investment Corp. (“Arlington Asset”) commencing in April 2003. Prior to joining Arlington Asset, Mr. Kiernan was a senior manager in the assurance practice at Ernst & Young.

Mr. Kiernan is not related to any other officer or any director of the Company. Since the beginning of the Company’s last fiscal year to the effective date of Mr. Kiernan’s appointment, Mr. Kiernan has not been a participant, nor has he had any direct or indirect material interest in any transaction in which the Company was or is to be a participant and the amount involved exceeded or exceeds $120,000.

Item 9.01.	Financial Statement and Exhibits.

(d)	Exhibits

Exhibit No.	Description
99.1	Press release dated August 14, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Global Medical REIT Inc.

	By:	/s/ Jamie A. Barber
Jamie A. Barber
Secretary and General Counsel

Dated: August 14, 2017

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release dated August 14, 2017